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                                                                    EXHIBIT 11.1

                                  InterVU Inc.

                 STATEMENT RE: COMPUTATION OF PER SHARE LOSSES



                                                       Year Ended  Nine Months Ended
                                                      December 31,   September 30,
                                                          1996          1997
                                                      ------------ -----------------
Net loss ...........................................   (2,278,078)   (3,342,808)

Common stock .......................................    3,618,096     3,864,973

Conversion of Preferred Stock into Common Stock ....    2,022,605     2,278,964

Shares related to SAB No. 83 .......................    1,696,747     2,109,156
                                                       ----------    ----------
Shares used in computing pro forma net loss
  per share ........................................    7,337,448     8,253,093
                                                       ==========    ==========
Pro forma net loss per share .......................   $     (.31)   $     (.41)
                                                       ==========    ==========